Exhibit 10.19

Convertible Notes Deed Poll

CardieX Limited

ACN 113 252 234

Hamilton Locke

Table of Contents

1.	Definitions and interpretation	1

2.	Constitution of the Notes	6

3.	Obligations of the Company	6

4.	Rights and obligations of Noteholders	7

5.	Discharge and release	7

6.	Note Certificates	7

7.	Register	8

8.	Amendment of this Deed	9

9.	Notices	9

10.	General	9

Annexure A – Terms		11

1.	Definitions and interpretation	11

2.	General terms of issue	11

3.	Status and ranking	11

4.	Interest	12

5.	Conversion	12

6.	Redemption	14

7.	Events of Default	15

8.	Transfer of Notes	15

9.	Payments	16

10.	Transmission of Notes	16

11.	Compliance with law	17

12.	Power of attorney	17

13.	Noteholder Majority approvals	18

14.	Amendment of the Terms	18

15.	Notices	18

16.	Governing law and jurisdiction	19

Annexure B – Note Certificate		20

Hamilton Locke Convertible Notes Deed Poll	i

Date: 19 May 2023

Parties

Company	Name	CardieX Limited
	ACN	113 252 234
	Address	Suite 301, Level 3 55 Lime Street, Sydney, NSW 2000
	Email	nmarshall@cardiex.com
	Attention	The Company Secretary

In favour of		Each Noteholder from time to time

Background

By this deed poll the Company creates a series of convertible notes, having the rights, obligations and other terms set out in this Deed Poll and in the Terms of the Notes.

Operative provisions

1.	Definitions and interpretation

1.1	Definitions

In this Deed (including in the Terms), unless the context requires another meaning:

A$ or AUD or $ means the lawful currency of Australia.

ASIC means Australian Securities and Investments Commission.

Associate has the meaning set out in section 12 of the Corporations Act, as if section 12(1) of the Corporations Act included a reference to this Deed and the Terms.

ASX means ASX Limited or the securities exchange operated by it, as the context requires.

ASX Listing Rules means the official listing rules of ASX.

Board means the board of directors of the Company from time to time.

Business Day means a day that is not a Saturday or Sunday or a public holiday in Sydney, New South Wales.

Constitution means the constitution of the Company, as amended or replaced from time to time.

Control has the meaning given to that term in section 50AA of the Corporations Act.

Controller has the meaning given to that term in section 9 of the Corporations Act.

Conversion means the conversion of a Note into Conversion Securities in accordance with the Terms and Convert and Converted have corresponding meanings.

Hamilton Locke

Conversion Approval means approval by Shareholders in general meeting for the issue of Conversion Securities on Conversion of all Notes for the purposes of ASX Listing Rule 7.1 and any other applicable ASX Listing Rules and the Corporations Act (if applicable).

Conversion Date has the meaning given in Term 5.2(a) or Term 5.3(a) (as applicable).

Conversion Price means, subject to Term 5.4, the higher of:

(a)	a 20% discount to the 20 trading day VWAP of the Company’s Shares up to, but not including, the Conversion Date; and

(b)	the Floor Price.

Conversion Securities means Shares.

Corporations Act means Corporations Act 2001 (Cth).

Deed means this deed poll.

Drawdown means the first issue of Notes under this Deed.

Event of Default has the meaning given to that term in Term 7.

First Interest Payment Date means 30 September 2023.

Floor Price means the lower of:

(a)	$0.30; and

(b)	the lowest price at which the Company has issued Shares to raise capital pursuant to a placement to sophisticated or professional investors (including a Qualifying Capital Raising), and which is agreed and announced by the Company on the ASX after the date of Drawdown and before the Conversion Date. For the purposes of this paragraph (b), if the Company issues Shares together with options, warrants or any other securities that are convertible into Shares on payment of an exercise price, the total issue price for such combination of Shares and securities will be treated as the issue price of the Shares only.

Government Agency means, whether foreign or domestic:

(a)	a government, whether federal, state, territorial or local or a department, office or minister of a government acting in that capacity; or

(b)	a commission, delegate, instrumentality, agency, board, or other government, semi-government, judicial, administrative, monetary or fiscal body, department, tribunal, entity or authority, whether statutory or not, and includes any self-regulatory organisation established under statute or any stock exchange.

Group means the Company and its Subsidiaries collectively, and Group Company means any one of them.

GST has the meaning given to that term in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Insolvency Event means the happening of one or more of the following events:

(a)	except for the purpose of a solvent reconstruction or amalgamation:

(i)	process is filed in a court seeking an order that the Company be wound up or that a Controller be appointed to it or any of its assets, unless the application is withdrawn, struck out or dismissed within seven days of it being filed; or

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(ii)	an order is made that the Company be wound up or that a Controller be appointed to it or any of its assets; or

(iii)	a resolution that the Company be wound up is passed or proposed by the shareholders of the Company;

(b)	a liquidator, provisional liquidator, Controller or any similar official is appointed to, or takes possession or control of, all or any of the Company’s assets or undertaking;

(c)	an administrator is appointed to the Company, a resolution that an administrator be appointed to it is passed or proposed, or any other steps are taken to appoint an administrator to it;

(d)	the Company enters into, or resolves to enter into, an arrangement, compromise or composition with any of, or any class of, its creditors or members, or an assignment for the benefit of any of, or any class of, its creditors, or process is filed in a court seeking approval of any such arrangement, compromise or composition;

(e)	a reorganisation, moratorium, deed of company arrangement or other administration involving one or more of the Company’s creditors is proposed or effected or by reason of financial difficulties it begins negotiations with one or more of its creditors with a view to readjustment or rescheduling of any of its indebtedness;

(f)	any action is taken by ASIC with a view to the Company’s deregistration or its dissolution, or an application is made to ASIC that any such action be taken;

(g)	the Company is insolvent within the meaning of section 95A of the Corporations Act, as disclosed in its accounts or otherwise, states that it is unable to pay its debts or it is presumed to be insolvent under any applicable law;

(h)	as a result of the operation of section 459F(1) of the Corporations Act, the Company is taken to have failed to comply with a statutory demand;

(i)	any event or circumstance set out in section 461 of the Corporations Act occurs in relation to the Company; or

(j)	anything having a substantially similar effect to any of the events specified in paragraphs (a) to (i) inclusive happens to the Company under the law of any jurisdiction.

Interest Payment Date means, in respect of a Note:

(a)	31 March, 30 June, 30 September and 31 December in each year commencing on the First Interest Payment Date until the earlier of the Conversion Date, the Maturity Date and the Redemption Date;

(b)	the Maturity Date; and

(c)	any Redemption Date.

Interest Period means, for a Note, each period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next Interest Payment Date. However:

(a)	the first Interest Period commences on (and includes) the date of issue of the Note; and

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(b)	the final Interest Period ends on (but excludes) the Maturity Date, Conversion Date or the Redemption Date.

Maturity Date means 15 July 2025.

Note Certificate means a certificate issued by the Company, substantially in the form set out in Annexure B.

Noteholder means a person whose name is entered in the Register as the holder of one or more Notes.

Noteholder Majority means a Noteholder or Noteholders holding more than 50% of the total Principal Amount of the Notes outstanding at the relevant time.

Notes means convertible notes created by the Company under this Deed, having the rights and being subject to the restrictions in the Terms, and Note means any one of them.

Outstanding Note means any Note that has not been Converted into Shares or for which a Conversion notice has not been issued to the Company in accordance with Term 5 or that has not been redeemed in full in accordance with Term 6.

Principal Amount means the face value of a Note, being $1.00 per Note

Qualifying Capital Raising means any capital raising conducted by the Company pursuant to which the Company raises at least A$5,000,000 (or equivalent in a foreign currency) (before costs) via the issue of Shares or other securities in the Company to investors in Australia or in any other jurisdiction or any combination of jurisdictions, but excluding Notes, conversion of Notes or a pro rata offer of securities to Shareholders.

Redemption Date means, in respect of any Note, the due date for redemption of that Note under Term 6.2.

Register means the register of Noteholders kept by the Company in accordance with clause 7.

Related Body Corporate has the meaning given to that term in the Corporations Act.

Representative in respect of a Note means a person entitled by transmission to the Note.

Security Interest means a right, interest, power or arrangement in relation to any property which provides security for, or protects against default by a person in, the payment or satisfaction of a debt, obligation or liability, including a mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance or hypothecation and a security interest as defined in section 12(1) and (2) of the Personal Property Securities Act 2009 (Cth).

Share means a fully paid ordinary share in the Company.

Shareholders means the holders of Shares.

Subsidiary has the meaning given to that term in the Corporations Act.

Tax means:

(a)	a tax, levy, charge, impost, deduction, withholding or duty of any nature (including stamp and transaction duty and GST) at any time imposed or levied by any Government Agency or required to be remitted to, or collected, withheld or assessed by, any Government Agency; and

(b)	any related interest, expense, fine, penalty or other charge on those amounts, and includes any amount that a person is required to pay to another person on account of that other person’s liability for Tax.

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Terms means the terms in the form set out in Annexure A, as amended from time to time in accordance with their terms.

Third Party Interest means any Security Interest, option, voting arrangement, interest under any agreement, interest under any trust, or other right, equity, entitlement or other interest of any nature held by a third party.

VWAP means the volume weighted average price of the Company’s Shares traded on the ASX.

1.2	Interpretation

In this Deed (including in the Terms):

(a)	unless the context otherwise requires, a reference:

(i)	to the singular includes the plural and vice versa;

(ii)	to a gender includes all genders;

(iii)	to a document (including this Deed) is a reference to that document including any schedules, Terms and annexures;

(iv)	to an agreement includes any undertaking, representation, deed, agreement or legally enforceable arrangement or understanding whether written or not, and includes each as amended from time to time;

(v)	to parties means the parties to this Deed and in whose favour this Deed is given and to a party means a party to this Deed or in whose favour this Deed is given;

(vi)	to an item, recital, clause, schedule or annexure is to an item, recital, clause, schedule or annexure of or to this Deed;

(vii)	to a notice means all notices, approvals, demands, requests, nominations or other communications given by one party to another under or in connection with this Deed;

(viii)	to a person (including any party) includes a reference to an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency as the case requires;

(ix)	to a person (including any party) includes the person’s successors, permitted assigns, executors and administrators;

(x)	to a law:

(A)	includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange; and

(B)	is a reference to that law as amended, consolidated, supplemented or replaced;

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(xi)	to a body, other than a party to this Deed (including, an institute, association or authority), whether statutory or not:

(A)	which ceases to exist; or

(B)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(xii)	to proceedings includes litigation, arbitration and investigation; and

(xiii)	the word including or includes means including, but not limited to, or includes, without limitation;

(b)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(c)	headings are for convenience only and do not affect interpretation;

(d)	if a payment or other act must (but for this clause) be made or done on a day which is not a Business Day, then it must be made or done on the next Business Day; and

(e)	if a period occurs from, after or before a day or the day of an act or event, it excludes that day.

2.	Constitution of the Notes

(a)	The Notes are an unsecured debt obligation of the Company and rank equally and without any preference or priority among themselves, notwithstanding that they may be issued at different times.

(b)	Each Note will be issued in an amount equal to the initial face value of the Principal Amount.

(c)	Subject to clause 2(b), the Company may from time to time create and issue further Notes so as to form a single series with the original Notes constituted by this Deed.

(d)	Any Notes issued are subject to the provisions of this Deed. The Notes constituted by this Deed are held subject to the Terms, which are binding on the Company, each Noteholder, and any person claiming through or under them. The Terms will have the same effect as if they were set out in this Deed.

3.	Obligations of the Company

3.1	General obligations

(a)	The Company undertakes to each Noteholder to make payments and to comply with its obligations under this Deed and the Terms.

(b)	This Deed and the Terms enure for the benefit of each Noteholder and a Noteholder may enforce the Company’s observance of its obligations under this Deed and the Terms in relation to each Note held by the Noteholder.

(c)	The Company must pay all Tax in relation to the constitution of the Notes under this Deed and the issue and delivery of those Notes to the Noteholders (other than penalties or interest payable due to delays by the Noteholder in meeting any statutory obligations imposed on it under applicable law or payable as a result of a Noteholder’s fraud, gross negligence or wilful misconduct).

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3.2	Shareholder approval

(a)	The Company undertakes to use reasonable efforts to seek the Conversion Approval in accordance with applicable ASX Listing Rules within 3 months after the Drawdown date.

(b)	Each Noteholder must promptly provide information and assistance in connection with the Conversion Approval that is reasonably requested by the Company.

4.	Rights and obligations of Noteholders

(a)	This Deed is executed as a deed poll. Each Noteholder has the benefit of and is entitled to enforce this document even though it is not a party to it or is not in existence at the time of the execution and delivery of this document. The rights of each Noteholder are separate and independent rights and any amounts owing under this Deed to a Noteholder are a separate and independent debt.

(b)	Each Noteholder and any person claiming through or under a Noteholder is bound by this Deed (including, for the avoidance of doubt, the Terms), as amended from time to time in accordance with its terms. A Note is issued subject to and on the basis that the Noteholder is taken to have notice of and be bound by all the provisions of this Deed (including, for the avoidance of doubt, the Terms), as amended from time to time.

5.	Discharge and release

(a)	Subject to the Terms, the Company is immediately discharged and released from its liabilities, obligations and undertakings in respect of a Note on the first to occur of the following:

(i)	the Note is Converted in accordance with the Terms;

(ii)	the Note is redeemed (in full) in accordance with the Terms; or

(iii)	the Note is bought back or repurchased by the Company on terms agreed between the Company and the relevant Noteholder.

(b)	Any such discharge and release does not discharge, release or otherwise affect the liabilities, obligations and undertakings of the Company for any Note which is not so discharged and released.

6.	Note Certificates

(a)	A Note Certificate must be substantially in the form set out in Annexure B and executed by or on behalf of the Company. The Terms are deemed to be included or endorsed on any Note Certificate.

(b)	The Company is not bound to:

(i)	register more than two persons as joint holders of a Note; or

Hamilton Locke Convertible Notes Deed Poll	7

(ii)	issue more than one Note Certificate for a Note held jointly by two or more persons. Delivery of a Note Certificate to one joint holder constitutes delivery to all joint holders.

(c)	The Company must issue to a person without charge a Note Certificate for the total Principal Amount of all Notes registered in that person’s name on that person:

(i)	becoming a Noteholder; or

(ii)	acquiring additional Notes and upon providing to the Company the Note Certificate(s) in respect of all the existing Notes held by that person, or evidence reasonably satisfactory to the Company that the Note Certificate(s) for those Notes have been lost, stolen or destroyed (whether by way of statutory declaration or otherwise), and if requested by the Company, an indemnity from that Noteholder in respect of a lost, stolen or destroyed Note Certificate on terms reasonably satisfactory to the Company.

(d)	When a Noteholder redeems, converts or transfers one or more Notes the Company must issue without charge a Note Certificate for the balance of the total Principal Amount of the Notes retained by the Noteholder, within 10 Business Days.

(e)	If a Note Certificate is lost, stolen, worn out, defaced or destroyed, the Company must issue a replacement or duplicate Note Certificate within a reasonable period of a request by a Noteholder, upon the Noteholder providing evidence reasonably satisfactory to the Company of the relevant fact (whether by way of statutory declaration or otherwise), and if requested by the Company, an indemnity from that Noteholder in respect of a lost, stolen or destroyed Note Certificate on terms reasonably satisfactory to the Company. In the case of a worn out or defaced Note Certificate, that Note Certificate must also be provided by the Noteholder.

7.	Register

(a)	The Company must keep the Register and enter in it:

(i)	the name and address of each Noteholder;

(ii)	the serial number of each Note Certificate issued to each Noteholder and the date of its issue;

(iii)	the total Principal Amount of all Notes held by each Noteholder; and

(iv)	details of any conversion, redemption and transfer of Notes.

(b)	The Company must enter in the Register each change to the information specified in clause 7(a).

(c)	A Noteholder may inspect the Register at all reasonable times during office hours and the Company must provide the Noteholder with a copy of it or any part of it if requested by the Noteholder.

(d)	A Note for which an entry has been made in the Register in accordance with this clause 7 and the Terms will, as between:

(i)	the relevant Noteholder and the Company;

(ii)	the relevant Noteholder and any liquidator of the Company; and

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(iii)	the relevant Noteholder and all other Noteholders, be deemed to have been validly issued or transferred.

(e)	Entries in the Register in relation to a Note constitute conclusive evidence that the person entered as the Noteholder is the absolute owner of the Note, subject to correction for fraud or manifest error.

(f)	Subject to the Corporations Act, the Company is entitled to treat the registered holder of any Notes as the absolute owner of those Notes and is not bound to recognise any equitable or other claim to or interest in the Notes on the part of any person.

8.	Amendment of this Deed

The Company may (by a deed expressed to be supplemental to this Deed) alter, amend, add or delete any terms and conditions of this Deed if the alteration, amendment, addition or deletion:

(a)	is required by law; or

(b)	is approved in writing by a Noteholder Majority.

9.	Notices

(a)	Term 16 applies to any notice given to or by the Company under this Deed as if Term 16 were set out in this Deed in full (with any necessary changes).

(b)	Delivery of a notice or other communication to the joint holder of a Note named first in the Register is sufficient delivery to all joint holders.

10.	General

10.1	Severability

If the whole or any part of a provision of this document is void, unenforceable or illegal in a jurisdiction, it is severed for that jurisdiction. The remainder of this document has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this document or is contrary to public policy.

10.2	Remedies

(a)	The rights, powers and remedies of the parties in connection with this document are in addition to other rights, powers and remedies given by law independently of this document.

(b)	Each Noteholder may enforce its rights under this document independently from each other Noteholder and any other person.

10.3	Assignment or novation

(a)	The Company may assign or novate all or any of its rights, benefits and obligations under this document or in relation to Notes only with prior written approval by a Noteholder Majority.

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(b)	A Noteholder may assign or novate all or any of its rights, benefits and obligations under this document or in relation to its Notes to a person to whom it is permitted to transfer Notes under the Terms but only as part of the transfer of the relevant Notes.

(c)	Except as provided in clauses 10.3(a) and 10.3(b), neither the Company nor any Noteholder may assign or novate or otherwise deal with all or any of its rights, benefits and obligations under this document or in relation to Notes.

10.4	Governing law and jurisdiction

(a)	This Deed is governed by the laws of New South Wales.

(b)	The parties irrevocably and unconditionally:

(i)	submit to the non-exclusive jurisdiction of the courts in and of New South Wales, and courts competent to hear appeals from those courts; and

(ii)	waive, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

Executed as a deed poll

Executed CardieX Limited ACN 113 252)
234 pursuant to Section 127 of the	)
Corporations Act 2001 (Cth):	)

/s/ Niall Cairns	/s/ Jarrod White
Signature of Director	Signature of Director/Secretary

Niall Cairns	Jarrod White
Name of Director (print)	Name of Director/Secretary (print)

Hamilton Locke Convertible Notes Deed Poll	10

Annexure A – Terms

1.	Definitions and interpretation

The interpretation provisions in clause 1 of the Deed apply to these Terms unless the context requires another meaning.

2.	General terms of issue

2.1	General terms

Each Note:

(a)	has a face value equal to the initial Principal Amount;

(b)	bears interest in accordance with Term 4;

(c)	is convertible into Conversion Securities in accordance with Term 5;

(d)	is redeemable in accordance with Term 6;

(e)	may be transferred in accordance with Term 8;

(f)	entitles its holder to the rights set out in, and are otherwise subject to, these Terms; and

(g)	must be fully paid for on application.

2.2	Issue of Notes

The Company will issue a Note by registering the person who applied for the Note and paid its Principal Amount as the Noteholder of that Note.

2.3	No shareholder rights

A Note does not, prior to conversion, confer on a Noteholder any:

(a)	beneficial entitlement to or interest in any share of any class in the Company;

(b)	right to attend or vote at a meeting of shareholders of the Company;

(c)	beneficial or other right to be paid or credited a dividend declared or determined by the Company or any other right to participate in a distribution by the Company; or

(d)	proprietary interest in any asset or cash flow of the Company.

3.	Status and ranking

The Notes are unsecured debt obligations of the Company, and rank equally and without any preference or priority among themselves, notwithstanding that they may be issued at different times.

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4.	Interest

4.1	Interest rate and accrual

(a)	Each Note bears interest on the Principal Amount from (and including) the date of issue of the Note to (but excluding) the date on which the Note is Converted or Redeemed in accordance with this document at a rate of 10% per annum.

(b)	Interest:

(i)	accrues daily and for the actual number of days elapsed; and

(ii)	is calculated on the basis of a year of a 365 day year.

4.2	Payment of interest

(a)	Subject to the balance of this Term 4.2, interest for the previous Interest Period is payable in arrears on each Interest Payment Date.

(b)	In respect of interest payable on the First Interest Payment Date, interest will accrue from the date of issue of the Note until the First Interest Payment Date and will be payable in arrears on the First Interest Payment Date.

(c)	On Conversion of a Note, the Company must pay all accrued but unpaid interest on the Note through the issue of Conversion Securities at the Conversion Price.

5.	Conversion

5.1	General

A Note may not be Converted other than in accordance with this Term 5.

5.2	Conversion on Qualifying Capital Raising

(a)	All or some of the Outstanding Notes of a Noteholder (together with all accrued but unpaid interest) will be Converted on the date specified by the Company in a notice to the Noteholder (for the purposes of this Term 5.2, the Conversion Date).

(b)	This Conversion notice can only be given by the Company if:

(i)	the Company has validly obtained the Conversion Approval; and

(ii)	the Company has completed a Qualifying Capital Raising.

(c)	The Company may not give this Conversion notice to a Noteholder which has already validly given the Company a redemption notice under Term 6.2(a).

5.3	Noteholder’s election where no Qualifying Capital Raising

(a)	Conditional on the Company having validly obtained the Conversion Approval, all or some of the Outstanding Notes of a Noteholder will be Converted 20 Business Days after that Noteholder gives written notice to the Company requesting Conversion of such Outstanding Notes (for the purposes of this Term 5.3, the Conversion Date).

(b)	This Conversion notice can only be given to the Company after the date that is 6 months from the date of Drawdown, provided the Conversion Date is before the Maturity Date. Any such Conversion request is irrevocable unless the Company agrees otherwise.

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(c)	The Noteholder may not make this election to Convert Outstanding Notes if the Noteholder has validly given the Company a redemption notice under Term 6.2(a), or if a Qualifying Capital Raising has occurred.

5.4	Adjustment to Conversion Price

If after the date of this document and before Conversion the Company:

(a)	undertakes a reconstruction of its issued securities (including consolidation, subdivision, reduction or return), then subject to the Corporations Act, the Constitution and the ASX Listing Rules, as applicable, the Conversion Price and/or Floor Price will be adjusted (as determined by the Company, acting reasonably) in the same proportion as the issued securities are reconstructed and in a manner which will not result in any additional benefits being conferred on Noteholders which are not conferred on Shareholders; or

(b)	makes a bonus issue of Shares to its Shareholders, then subject to the Corporations Act, the Constitution and the ASX Listing Rules, as applicable, upon Conversion the Company must issue a number of additional Conversion Securities to the Noteholder equal to the number of bonus shares that the Noteholder would have been entitled to receive, by way of participation in the bonus issue, if the Conversion Securities had been issued immediately before the record date for the bonus issue.

5.5	Completion of Conversion

(a)	Subject to Term 5.4(b), the number of Conversion Securities to which a Noteholder will be entitled on Conversion of each Outstanding Note will be equal to the Principal Amount (together with all accrued but unpaid interest) divided by the Conversion Price. Any fraction of a Convertible Security (across all of the Notes held by a Noteholder) is to be rounded up or down to the nearest whole number of Convertible Securities.

(b)	On or before the Conversion Date, the Noteholder must deliver to the Company the Note Certificate(s) in respect of the Notes to be Converted, or evidence reasonably satisfactory to the Company that the Note Certificate(s) for those Notes have been lost, stolen or destroyed (whether by way of statutory declaration or otherwise), and if requested by the Company, an indemnity from that Noteholder in respect of a lost, stolen or destroyed Note Certificate on terms reasonably satisfactory to the Company.

(c)	Upon Conversion and subject to the Noteholder complying with Term 5.5(b), the Company must:

(i)	on the Conversion Date, convert the Outstanding Notes Converted by the Noteholder and issue to the Noteholder that number of Conversion Securities required to be issued in accordance with Term 5.5(a), free of all Third Party Interests. Conversion will be effected by redeeming the relevant Note and applying the amount payable to subscribe for Conversion Securities at the Conversion Price;

(ii)	on the Conversion Date, enter the Noteholder, or procure that the Noteholder is entered, into the relevant books or registers as the holder of the relevant Conversion Securities;

(iii)	within 5 Business Days after the Conversion Date, deliver to the Noteholder (or procure the delivery to the Noteholder of) certificate(s) and/or a holding statement for the Conversion Securities issued to the Noteholder showing the Noteholder as the holder of the relevant number of Conversion Securities;

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(iv)	if required, unless the Company has issued a notice in compliance with the requirements in ASIC Corporations (Sale Offers: Securities Issued on Conversion of Convertible Notes) Instrument 2016/82 on or around the Drawdown date:

(A)	if possible, issue a cleansing notice in accordance with section 708A(5)(e) of the Corporations Act which complies with section 708A(6) of the Corporations Act within 5 Business Days after the Conversion Date; or

(B)	otherwise, issue a prospectus or other document which will permit any Shares issued on Conversion to be freely tradeable on ASX, subject to Term 5.6; and

(v)	take all steps necessary to obtain official quotation by the ASX of any Shares issued to the Noteholder, subject to Term 5.6.

(d)	All Notes will be automatically cancelled on Conversion, and the Company must update the Register accordingly. Any Note Certificate for those Notes will not evidence any current title to any Note and must be cancelled by the Company.

5.6	Shares issued upon Conversion

(a)	Shares issued upon Conversion rank equally in all respects with Shares already on issue as at the Conversion Date, including for any dividends or distribution to Shareholders declared or determined by the Company before the Conversion Date, but paid, credited or distributed on or after the Conversion Date.

(b)	Each Noteholder agrees to be a member of the Company on Conversion, and to be bound by the Constitution.

6.	Redemption

6.1	General

A Note may not be redeemed by the Company other than in accordance with this Term 6. This does not limit the Company’s ability to purchase or acquire a Note on terms agreed with the relevant Noteholder, or to cancel a Note which it acquires.

6.2	Redemption events

The Company must redeem all Outstanding Notes of a relevant Noteholder on the earliest of:

(a)	Noteholder election: 20 Business Days (or such other period agreed between the Company and the Noteholder) after the Noteholder gives written notice to the Company requiring the Outstanding Notes to be redeemed. This notice may only be given to the Company after 15 January 2025, and on or before the Maturity Date. A Noteholder may not give this notice if a Conversion notice has been given under Term 5.2(a) or 5.3(a).

(b)	Maturity Date, no Conversion: 10 Business Days (or such other period agreed between the Company and the Noteholder) after the Maturity Date if the Outstanding Notes have not been Converted on or before the Maturity Date.

(c)	Event of Default: 20 Business Days (or such other period agreed between the Company and a Noteholder) after receipt by the Company of a written notice from a Noteholder Majority requesting redemption following the occurrence of an Event of Default, which is specified in the notice and is still subsisting and has not been waived when the notice is given.

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(d)	Written agreement: The date agreed in writing between that Noteholder and the Company.

6.3	Completion of redemption

(a)	A Noteholder whose Notes are to be redeemed under Term 6.2 must, on or before the Redemption Date, deliver to the Company the Note Certificate(s) in respect of the Notes to be redeemed, or evidence reasonably satisfactory to the Company that the Note Certificate(s) for those Notes have been lost, stolen or destroyed (whether by way of statutory declaration or otherwise), and if requested by the Company, an indemnity from that Noteholder in respect of a lost, stolen or destroyed Note Certificate on terms reasonably satisfactory to the Company.

(b)	Where a Noteholder’s Notes are to be redeemed under Term 6.2, on the Redemption Date, and subject to the relevant Noteholder complying with Term 6.3(a), the Company must pay to that Noteholder an amount in cash equal to the aggregate Principal Amount and any accrued but unpaid interest in respect of such Outstanding Notes.

(c)	The Company must cancel a redeemed Note and may not reissue or resell that Note.

7.	Events of Default

(a)	Each of the following is an Event of Default:

(i)	Material breach: The Company fails in a material way to perform any material obligation under these Terms, and if the non-compliance can be remedied, does not remedy the non-compliance to the satisfaction of a Noteholder Majority (acting reasonably) within 15 Business Days of written notice by a Noteholder Majority to do so.

(ii)	Unable to carry on business: After Drawdown the Group becomes unable to carry on its business in substantially the manner in which it is carried on at Drawdown.

(iii)	Insolvency Event: An Insolvency Event occurs in respect of the Company, and if capable of being remedied or withdrawn is not remedied or withdrawn within 5 Business Days of the Insolvency Event occurring.

(iv)	Shareholder Approval: A failure by the Company to obtain the Conversion Approval within 12 months of the date of the Deed.

(b)	The Company must notify Noteholders of the occurrence of an Event of Default as soon as practicable, and in any event within 5 Business Days, after becoming aware of the relevant occurrence or circumstances.

8.	Transfer of Notes

(a)	A Noteholder may only transfer, sell or dispose of Notes in accordance with this Term 8.

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(b)	A Noteholder may transfer Notes to a Related Body Corporate, provided that if the transferee ceases to be a Related Body Corporate of the transferor, the transferee must transfer the Notes back the transferor.

(c)	Except as permitted by this Term 8, a Noteholder must not assign, transfer or otherwise deal with or dispose of the legal or beneficial interest in a Note except with the prior written consent of the Company, which may be withheld at the Company’s absolute discretion.

(d)	The Notes have not been, and will not be, registered under the securities laws of any jurisdiction. No prospectus has been or will be lodged with ASIC or other relevant regulator in respect of the Notes. Accordingly, the Notes may not be offered or sold (whether directly or indirectly) unless they are offered and sold in a transaction exempt from, or not subject to, the requirements of any applicable securities laws.

(e)	Notwithstanding any other Term, the Company must not register the transfer of a Note on or after its Maturity Date.

9.	Payments

(a)	All payments to be made by the Company in relation to a Note will be made:

(i)	after deduction of all withholdings and deductions required by law, in which case the Company will not be liable to gross up the payment;

(ii)	without set-off or counterclaim; and

(iii)	by way of either:

(A)	a bank cheque from an Australian bank, sent by mail to the Noteholder at the Noteholder’s risk; or

(B)	if an Australian dollar bank account is nominated by the Noteholder prior to the due date for payment, a transfer of immediately available funds to that account.

(b)	If the Company or another person is required by law to make a deduction or withholding from a payment to the Noteholder, the Company must notify the Noteholder of the amount and reason for the deduction or withholding and pay or procure the payment of the full amount of the deduction or withholding to the appropriate Government Agency under applicable law.

(c)	The Company may withhold payment of the Principal Amount, interest and all other amounts payable in respect of a Note to a person entitled by transmission to a Note until they have provided evidence of their entitlement which is reasonably required by the Company.

10.	Transmission of Notes

10.1	Death of a Noteholder

(a)	If a Noteholder dies:

(i)	where the Noteholder was a joint holder of any Notes, the surviving joint holder will be the only person (or persons) recognised by the Company as having any title to or interest in those Notes; or

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(ii)	otherwise, the legal personal representative of the Noteholder will be the only person recognised by the Company as having any title to or interest in the Notes registered in the Noteholder’s name.

(b)	Nothing in these Terms releases the estate of a deceased Noteholder from any liability in respect of a Note that has been solely or jointly held by that Noteholder.

10.2	Transmission on merger

The merger of any two or more corporations under the laws of any jurisdiction will be a transmission of rights.

10.3	Election on transmission

(a)	A Representative may, on producing any evidence of the person’s entitlement which the Company may reasonably require, elect either to be registered as a holder of the Note or nominate another person to be registered as the transferee of that Note. If the person elects to have another person registered, the person must sign a transfer of the Note in favour of that person.

(b)	As a condition to approving or registering a Representative or other nominated transferee as the holder of a Note, the Company may require that person to agree in writing to be bound by the terms of the Deed and these Terms.

(c)	Where a person becomes entitled by transmission to a Note, the rights of the Noteholder in relation to the Note cease. The Representative may give a good discharge for the Principal Amount, interest and other amounts payable in respect of the Note pending the registration of the Representative or other person as holder of the Note.

11.	Compliance with law

Despite any other term of the Deed or these Terms, the Company is not obliged to make a payment or issue Shares to a Noteholder if to do so would cause the Company to breach an applicable law in Australia, the Noteholder’s place of residence, or other relevant jurisdiction. It will not constitute an Event of Default if the Company relies on this Term.

12.	Power of attorney

(a)	In consideration of, amongst other things, the issue of Notes and the issue of Conversion Securities on Conversion, each Noteholder (and each person who was a Noteholder prior to Conversion of their Notes) (Appointor) irrevocably appoints the Company and each of its directors severally as its attorney for the purpose of executing any agreement, deed, transfer form, proxy form, or other document or instrument reasonably considered necessary by the Company for the purpose of ensuring compliance with the Appointor’s obligations in the Deed and the Terms.

(b)	The attorney may exercise its powers even if the attorney has a direct or indirect interest in the means or result of that exercise of powers.

(c)	The Appointor must ratify and confirm any valid exercise of power by the attorney, and must deliver to the Company on demand any Note Certificate or other document or instrument reasonably required by the Company for the purposes of the exercise of powers by the attorney.

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13.	Noteholder Majority approvals

(a)	An approval, consent, waiver or other notice from Noteholders may be given to the Company by a Noteholder Majority unless otherwise expressly provided in the Deed or these Terms. Any such action by a Noteholder Majority binds all Noteholders.

(b)	A Noteholder Majority action may be relied on by the Company if in writing and signed by or on behalf of Noteholders comprising a Noteholder Majority. Such Noteholders may sign different documents if they are in the same or substantially the same terms.

(c)	The Company may request an approval, consent, waiver or other notice from a Noteholder Majority without sending the request to all Noteholders.

14.	Amendment of the Terms

The Company may (by deed expressed to be supplemental to the Deed) alter, amend, add or delete any Terms if:

(a)	the Company (acting reasonably and in good faith) determines that the alteration, amendment, addition or deletion is:

(i)	of a formal or technical nature and does not materially and adversely affect the rights or obligations of any Noteholder in respect of any Note on issue; or

(ii)	made to correct a manifest error; or

(b)	the alteration, amendment, addition or deletion is approved in writing by a Noteholder Majority.

15.	Notices

15.1	Requirements

All notices must be:

(a)	in writing and in English;

(b)	addressed to the recipient at the address or email address set out below or to such other address or email address as that party may notify to the other parties:

to the Company:

Address:	Suite 301, Level 3, 55 Lime Street, Sydney, NSW 2000

Attention:	The Company Secretary

Email:	nmarshall@cardiex.com

to a Noteholder:

the Noteholder’s address or email address (if any) as it appears on the Register;

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(c)	signed by or on behalf of the party giving the notice. If the notice is sent by email and does not contain a signature, it is deemed to be signed by the person identified as the sender of the email;

(d)	sent to the recipient by hand, prepaid post (airmail if to or from a place outside Australia) or email; and

(e)	if sent by email, in a form which:

(i)	identifies the sender; and

(ii)	clearly indicates the subject matter of the notice in the subject heading of the email.

15.2	Receipt

Without limiting any other means by which a party may prove that a notice has been received, a notice is deemed to be received:

(a)	if sent by hand, when left at the address of the recipient;

(b)	if sent by prepaid post, 5 Business Days (if posted within Australia to an address in Australia) or 10 Business Days (if posted from one country to another) after the date of posting; or

(c)	if sent by email, at the time the email was sent (as recorded on the device from which it was sent), unless within 24 hours of sending the email the sender receives an automated message that it was not delivered, but if a notice would otherwise be deemed to be received by a party on a day which is not a Business Day, or after 5.00pm (local time at the receiving party’s address) on a Business Day, the notice is deemed to be received by the party at 9.00am (local time at its address) on the first Business Day after that day.

15.3	Transmission

(a)	A person who becomes entitled to a Note by transmission, transfer or otherwise is bound by a notice in respect of the Note which, before their name is entered in the Register, was deemed to have been received by a person from whom they derive title.

(b)	Where a person is entitled by transmission to a Note, the Company may give a notice or other document to that person as if they were the holder of a Note by addressing it to them by name or by the title of the representative of the deceased or trustee of the bankrupt Noteholder (or by similar designation) at an address supplied for that purpose by the person claiming to be entitled by transmission. Until an address and email address have been supplied, a notice or other document may be given in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this Term 15.3(b) is sufficient notice to all other persons interested in the Note.

16.	Governing law and jurisdiction

(a)	These Terms are governed by the laws of New South Wales.

(b)	The parties irrevocably and unconditionally:

(i)	submit to the non-exclusive jurisdiction of the courts in and of New South Wales, and courts competent to hear appeals from those courts; and

(ii)	waive, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

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Annexure B – Note Certificate

Note Certificate no. 1 issued on 19 May 2023

CardieX Limited

ACN 113 252 234

(Company)

Convertible Notes

This is to certify that John Charles Plummer is the registered holder of 1,000,000 convertible notes of $1.00 each issued by the Company (Notes) as constituted by the Convertible Notes Deed Poll (including the Terms) made by the Company on 19 May 2023 (Deed) as amended from time to time.

Capitalised terms defined in the Deed have the same meanings when used in this Note Certificate unless the contrary intention appears.

The Terms are incorporated in and form part of this certificate.

Dated:	19 May 2023

Executed CardieX Limited ACN 113 252)
234 pursuant to Section 127 of the	)
Corporations Act 2001 (Cth):	)

/s/ Niall Cairns	/s/ Jarrod White
Signature of Director	Signature of Director/Secretary

Niall Cairns	Jarrod White
Name of Director (print)	Name of Director/Secretary (print)

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